Exhibit 10.12

AMENDMENT NO. 1

TO

SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to Securities Purchase Agreement (this “Amendment”) is entered into as of August 12, 2026, by and among Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the Persons listed on the signature pages hereto (each, an “Investor” and together, the “Investors”).

RECITALS

WHEREAS, the Company and each of the Persons listed on Exhibit A attached thereto entered into that certain Securities Purchase Agreement, dated as of June 11, 2026 (the “Agreement”);

WHEREAS, Section 8.16 of the Agreement provides that no amendment, modification, alteration, waiver or change in any of the terms of the Agreement shall be valid or binding unless made in writing and duly executed by the Company and a Majority in Interest of the Investors;

WHEREAS, prior to the execution of the Agreement the Investors and the Company had agreed to reduce the price set forth in Section 5.17(v) from $4.25 to $4.00 (the “Agreed Price”); however, the revised price was inadvertently omitted in the Agreement that was executed;

WHEREAS the Company and the undersigned Investors, constituting at least a Majority in Interest of the Investors, desire to amend the Agreement to reflect the Agreed Price; and

NOW, THEREFORE, in consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

2.	Amendment to Section 5.17.

Clause (v) of Section 5.17 (“Subsequent Equity Sales”) of the Agreement is hereby amended by deleting the figure “$4.25” where it appears therein and replacing it with “$4.00.”

As amended, clause (v) of Section 5.17 shall read in its entirety as follows:

“(v) issued and sold at a price per share of at least $4.00 (subject to appropriate, proportional adjustment for any stock splits or combinations of the Common Stock occurring after the date of the Agreement).”

3.	No Other Modifications.

Except as expressly set forth in Section 2 of this Amendment, no other provision of the Agreement is amended or modified hereby.

4.	Ratification and Confirmation.

Except as expressly amended hereby, the Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

5.	Governing Law.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

6.	Counterparts; Electronic Signatures.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures, signatures transmitted by portable document format (PDF) and electronic signatures (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be deemed original signatures for all purposes hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

COMPANY:

ADIAL PHARMACEUTICALS, INC.

By:	/s/ Cary Claiborne
Name:	Cary Claiborne
Title:	Chief Executive Officer

INVESTORS:

Coastlands Capital Partners, LP

By:	/s/ Mark Shamia
Name:	Mark Shamia
Title:	Chief Financial Officer

INVESTORS:

Kern Indigo, LLC

By:	/s/ John C. Kern, Jr.
Name:	John C. Kern, Jr.
Title:	Authorize Signatory